Exhibit 4.1

Execution Version

AXIS SPECIALTY FINANCE PLC,

Issuer

AXIS CAPITAL HOLDINGS LIMITED,

Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 3, 2019

5.150% Senior Notes

Due April 1, 2045

TABLE OF CONTENTS

		Page

ARTICLE I AMENDMENTS		1

Section 1.01	Amendments	1

ARTICLE II MISCELLANEOUS PROVISIONS		2

Section 2.01	Recitals by the Issuer and Guarantor	2

Section 2.02	Ratification and Incorporation of Original Indenture	2

Section 2.03	Executed in Counterparts	2

Section 2.04	New York Law to Govern	2

Section 2.05	Effect of Headings	2

Section 2.06	Successors	2

Section 2.07	Separability Clause	2

Section 2.08	Trust Indenture Act	2

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) is made as of the 3rd day of April, 2019, among AXIS SPECIALTY FINANCE PLC, an English public company limited by shares (the “Issuer”), AXIS CAPITAL HOLDINGS LIMITED, an exempted company incorporated in Bermuda as a holding company (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTOR

WHEREAS, the Issuer, the Guarantor and the Trustee entered into a Senior Indenture, dated as of March 13, 2014 (the “Original Indenture”), pursuant to which unsecured debentures, notes or other evidences of unsecured indebtedness of the Issuer (the “Securities”) may from time to time be issued, and pursuant to which the Issuer issued its 5.150% Senior Notes due 2045 (the “2045 Senior Notes”), fully and unconditionally guaranteed by the Guarantor;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, Section 8.1 of the Original Indenture provides that the Issuer and the Guarantor, each when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time, enter into indentures supplemental to the Original Indenture without the consent of the Holders to make any other changes that do not materially adversely affect the Holders of the affected Securities;

WHEREAS, the Issuer is entering into this First Supplemental Indenture pursuant to Section 8.1 of the Original Indenture to, among other things, supplement and amend the terms of the Indenture with respect to the 2045 Senior Notes as established pursuant to that Authorized Officer’s Certificate dated as of March 13, 2014;

WHEREAS, the Issuer has requested and hereby requests that the Trustee join with the Issuer and the Guarantor in the execution of this First Supplemental Indenture and the Issuer has provided the Trustee with a resolution of its Board of Directors authorizing the execution of and approving this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and make it a valid and binding obligation of the Issuer and Guarantor, in accordance with its terms, have been done or performed.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, in respect of the Issuer’s 2045 Senior Notes only and not any other series of Securities, as follows:

ARTICLE I

AMENDMENTS

Section 1.01         Amendments. The terms of the 2045 Senior Notes as established by that certain Authorized Officer’s Certificate dated as of March 13, 2014 are hereby amended by adding the following provisions:

“Any redemption of the Senior Notes prior to March 13, 2017 is subject to the Issuer having obtained the consent or non-objection of the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) if then-required by the Relevant Rules.

In addition, under the Relevant Rules, no redemption may be made by the Issuer at any time prior to maturity if there are reasonable grounds for believing that the Issuer is, or would after the payment be, insolvent; or that the Issuer is or would after such payment be in breach of the Relevant Rules, including the Group Enhanced Capital Requirement contained within the Relevant Rules.

“Relevant Rules” means the Companies Act 1981 of Bermuda, the Insurance Act 1978 of Bermuda and any other legislation, rules or regulations of Bermuda or of the Bermuda Monetary Authority or any successor agency or then-applicable regulatory authority (including, but not limited to, the Bermuda Insurance (Group Supervision) Rules 2011, as amended) relating to the characteristics, features or criteria of capital resources and which are, at such time, applicable to the Guarantor.

For the avoidance of doubt, no security or encumbrance of any kind is provided by the Issuer, the Guarantor or any of their respective affiliates to secure the rights of Holders and neither the Indenture nor this Note contain any terms or conditions designed to accelerate or induce the Guarantor’s or any of its subsidiary’s insolvency or effect similar proceedings.”

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01         Recitals by the Issuer and Guarantor. The recitals and statements in this First Supplemental Indenture are made by the Issuer and Guarantor only and not by the Trustee, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity, adequacy or sufficiency of this First Supplemental Indenture or of the 2045 Senior Notes. The Trustee shall not be accountable for the use or application by the Issuer of the 2045 Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2045 Senior Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02         Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03         Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 2.04         New York Law to Govern. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state.

Section 2.05         Effect of Headings. The Article and Section heading herein are for convenience only and shall not affect the construction hereof.

Section 2.06         Successors. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether or so expressed or not.

Section 2.07         Separability Clause. If any provision of this First Supplemental Indenture or of the Securities, or the application of any such provision to any Person (as defined in the Indenture) or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Indenture or of the Securities, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby.

Section 2.08         Trust Indenture Act. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

[Signature pages follow]

2

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by a duly authorized officer, all as of the day and year first above written.

AXIS SPECIALTY FINANCE PLC,
as Issuer

By:	/s/ Tim Hennessy
Name:	Tim Hennessy
Title:	Director

AXIS CAPITAL HOLDINGS LIMITED,
as Guarantor

By:	/s/ Peter Vogt
Name:	Peter Vogt
Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to First Supplemental Indenture]